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                                                                   Exhibit 10.31

                           CONVERTIBLE PROMISSORY NOTE

                              DUE NOVEMBER 16, 2001


January 10, 2001                                                     $42,000,000

     Unisphere Networks, Inc., a corporation organized under the laws of the State of Delaware (the "MAKER"), promises to pay to the order of Siemens Corporation (the "HOLDER"), the principal sum of $42,000,000, plus any other amounts due under this Convertible Promissory Note (this "NOTE") on November 16, 2001 (the "MATURITY DATE").

     1. INTEREST. Maker acknowledges that Holder has made advances to Maker in the amount of: (i) $3,750,000, on November 10, 2000 (the "FIRST ADVANCE"), (ii) $8,000,000, on December 1, 2000 (the "SECOND ADVANCE"), (iii) 2,000,000, on
January 8, 2001 (the "THIRD ADVANCE") and (iv) $28,250,000, on the date hereof (the "FOURTH ADVANCE"). Maker promises to pay interest on the outstanding principal amount of this Note for the period from: (i) in the case of the First Advance, November 16, 2000, (ii) in the case of the Second Advance, December 1, 2000, (iii) in the case of the Third Advance, January 8, 2001, and (iv) in the case of the Fourth Advance, the date thereof, until, in each case, the date upon which this Note is repaid in full or converted as provided herein, at a rate equal to 7.25% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Accrued interest shall be payable in arrears on the date that the principal amount of this Note is paid. Amounts not paid when due shall bear interest at a rate per annum equal to 2.0% above the otherwise applicable rate.

     2. PAYMENTS; TAXES; ENFORCEMENT COSTS.

        (a) The Maker will pay all amounts payable with respect to this Note by crediting before 12:00 Noon, New York time, by bank wire transfer of same day funds, the Holder's account in any bank in the United States as may be designated and specified in writing by the Holder.

        (b) All payments in respect of this Note shall be made without set-off, defense, or counterclaim. Subject to the second sentence of Section 10, if the Maker is required by law to withhold any amounts (for taxes or otherwise), the Maker shall gross-up payments under this Note so that the Holder receives the full amount of the payment as if the Maker was not required to withhold any amounts.

        (c) The Maker shall pay all costs and expenses, including reasonable fees and disbursements of counsel, incurred by the Holder in connection with the enforcement of this Note, including costs of collection.

     3. CONVERSION OF NOTE.

        (a) CONVERSION RIGHT; NUMBER OF SHARES. On the closing date (the "IPO CLOSING DATE") of a registered public offering by the Maker of its common stock, par value $.01 per share (the "COMMON STOCK"), this Note shall automatically convert into shares of the Common Stock. On the earlier to occur of the Maturity Date and the date, if any, upon which the Holder accelerates the maturity of this Note pursuant to Section 6, and on any date subsequent to the Maturity Date or such date of acceleration, as the case may be, the Holder may, at its option, convert this Note into shares of the Common Stock. Upon any such conversion, the Holder shall be entitled to receive a number of shares of Common Stock equal to
(x) the principal amount of this Note plus accrued interest to the date of conversion divided by (y) if the conversion occurs on the IPO Closing Date, a number equal to the price per share at which the

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Common Stock was sold to the public in the offering (without taking into account any underwriting discount), and if the conversion occurs on any other date, a number equal to the fair market value per share of the Common Stock as of such date, determined by the Holder and the Maker acting together and in good faith.

        If the Holder and the Maker cannot agree on such fair market value within five business days of the date of conversion, the Holder and the Maker will engage Credit Suisse First Boston ("CSFB") and UBS Warburg LLC ("UBS") to select, within ten business days of the date of conversion, a third person that is an internationally recognized investment bank (the "APPRAISING BANK") to make such determination. If CSFB is unwilling to so act, the Maker will select, and if UBS is unwilling to so act, the Holder will select, another internationally recognized investment bank to select the Appraising Bank. The Holder and the Maker will then engage the Appraising Bank to determine, within 30 days of the date of such engagement, the fair market value per share of the Common Stock as of the date of conversion. The determination by the Appraising Bank shall be conclusive, absent manifest error. The Holder and the Maker will each pay one half of the fees and expenses of the Appraising Bank.

        (b) MANNER OF EXERCISE. In order to convert this Note, the Holder shall surrender this Note to the Maker, accompanied by written notice to the Maker (the "CONVERSION NOTICE") that the Holder elects to convert this Note or, in the case of a conversion on the IPO Closing Date, that this Note has automatically converted. The Conversion Notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of this Note, as aforesaid, the Maker shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions hereof, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided below. Any conversion shall be deemed to have been effected
(i) immediately prior to the close of business on the date on which this Note shall have been surrendered and the Conversion Notice received by the Maker as aforesaid or (ii) in the case of a conversion on the IPO Closing Date, on the IPO Closing Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time.

        (c) PAYMENT IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing a fractional share of Common Stock, the Maker shall pay to the Holder cash in an amount equal to the product of the price per share applicable to the conversion and a fraction representing the portion of a share of Common Stock that the Maker would have otherwise issued upon such conversion.

        (d) TAXES UPON CONVERSION. The Maker will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of this Note.

     4. REPRESENTATIONS AND WARRANTIES OF MAKER. The Maker represents and warrants to the Holder that:

        (a) The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Maker has the corporate power and authority to execute, deliver and carry out its obligations under this Note. The Maker has taken all necessary action to authorize the execution and delivery of this Note and the performance of its obligations hereunder. This Note has been executed and delivered by the Maker and constitutes the legal, valid and binding obligation of the Maker enforceable in accordance with its terms.

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        (b) The execution and delivery of this Note and the performance by the
Maker of its obligations hereunder does not and will not violate any existing law or regulation or any decree of any court or governmental agency applicable to the Maker, the certificate of incorporation or by-laws of the Maker or any agreement or undertaking to which the Maker is a party or by which it or its properties are bound.

        (c) The Maker is in compliance with all applicable laws, rules, regulations and orders of any governmental authority, except for such instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Maker (a "MATERIAL ADVERSE EFFECT").

        (d) Each share of Common Stock to be issued upon conversion of this Note, when issued, will be duly authorized, validly issued, fully paid, nonassessable, free of any Lien or encumbrance and not subject to any preemptive or similar right. "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     5. COVENANTS OF MAKER. The Maker covenants and agrees that, until its obligations under this Note have been satisfied in full:

        (a) The Maker will maintain its corporate existence, rights, franchises, privileges and good standing.

        (b) The Maker will not, without the prior written consent of the Holder, dissolve, liquidate, or merge or consolidate with any other person or transfer all or substantially all of its assets to any other entity.

        (c) The Maker will comply with the requirements of all applicable laws, rules, regulations of any governmental authority, except for instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        (d) The Maker will use the proceeds of this Note only to meet its cash requirements arising in the ordinary course of business.

        (e) The Maker will not, without the prior written consent of the Holder,
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock; (ii) purchase, redeem, retire or otherwise acquire for value any of its Capital Stock; or (iii) make any investment in, or loan to, any person; PROVIDED that the Maker may (x) make loans to employees to be used by such employees to exercise options granted by the Maker to such employees in July, September and November of 1999 and February of 2000 if such loans have been approved by the Maker's Board of Directors and do not exceed, in the aggregate, an amount equal to $14,000,000 and (y) repurchase shares of Common Stock from employees, if approved by the Maker's Board of Directors.

        (f) The Maker will, as soon as practicable after the date hereof, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of this Note, the full number of shares of Common Stock deliverable upon the conversion of this Note. Prior to the delivery of any shares of Common Stock upon conversion of this Note, the Maker shall comply with all laws and regulations requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, unless an exemption from registration is available.

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        (g) The Maker will ensure that all shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued, fully paid and nonassessable, free of all Liens as defined below and charges and not subject to any preemptive or similar right.

        (h) The Maker will not, and will not permit any of its subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, unless, prior to or simultaneously with the creation, incurrence or assumption of such Lien, the Maker causes its obligations under this Note to be secured on terms that are at least as favorable as to the beneficiary of such Lien.

     6. DEFAULTS AND REMEDIES. If an Event of Default (as defined below) occurs and is continuing, the Holder may declare this Note to be immediately due and payable without presentment, demand, protest or notice of any other kind, all of which the Maker expressly waives; PROVIDED that if an Event of Default set forth in (a) or (b) below occurs, then this Note shall become immediately due and payable without any action by the Holder (and the Maker waives presentment, demand, protest or notice of any other kind in connection therewith). Upon the occurrence of an Event of Default, the Holder shall be entitled to exercise any remedies available at law.

Each of the following events shall be an "Event of Default:"

         (a) the Maker commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidation, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any action to authorize any of the foregoing; or

         (b) an involuntary case or other proceeding is commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or an order for relief is entered against the Maker under any such law, and such involuntary case or order relief or other proceeding remains undismissed and unstayed for a period of 45 days; or

         (c) a final judgment or order for the payment of money in excess of $5,000,000 or its equivalent in other currencies is rendered against the Maker, and the Maker does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 45 days after the date of entry thereof and within such 45-day period (or such longer period during which execution of such judgment is stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (d) the Maker shall repudiate any of its obligations under this Note;
or

         (e) any representation or warranty made by the Maker shall be inaccurate in any material respect at the time such representation or warranty is made; or

         (f) the Maker shall fail to comply with any provision in Section 5; or

         (g) the Maker shall fail to comply with any other covenant contained herein, and such failure is not rectified or cured within 30 days after notice from the Holder or after the Maker acquires knowledge of such failure; or

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         (h) the Maker shall default in the payment when due of any amount owing under an instrument or agreement evidencing Indebtedness (as defined below) of the Maker in excess of $20,000,000 or shall fail to perform any other obligation under any such instrument if the effect of such failure is to cause or permit the acceleration of such Indebtedness.

    "INDEBTEDNESS" means, with respect to any person:

              (i) the principal of and premium (if any) in respect of indebtedness of such person for money borrowed and indebtedness evidenced by notes, indentures, bonds, other similar instruments for the payment of which such person is responsible or liable;

              (ii) capital lease obligations of such person;

              (iii) obligations of such person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business);

              (iv) obligations of such person for the reimbursement of any obligor on any letter of credit or similar credit transaction;

              (v) all obligations under or in respect of interest rate protection or other hedging agreements;

              (vi) all obligations of the type referred to in clauses (i) through (v) above of third parties secured by any lien on any property or asset of such person;

              (vii) Indebtedness secured by any lien existing on property acquired by such person subject to such lien, whether or not the Indebtedness secured thereby shall have been assumed; and

              (viii) guarantees, endorsements and other obligations, whether or not contingent, in respect of, or agreements to purchase or otherwise acquire, Indebtedness of other persons.

     7. NO WAIVERS BY HOLDER. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy by the Holder. No modification or waiver of any provision of this Note or consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the purpose given. No notice or demand on the Maker in any case shall, of itself, entitle the Maker to any other or further notice or demand in similar or other circumstances.

     8. INDEMNIFICATION. The Maker will indemnify the Holder against, and on demand reimburse the Holder and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") for, any and all liabilities, obligations, losses, damages, penalties, taxes, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against any Indemnified Party directly relating to or arising out of this Note; PROVIDED that the Maker shall not be liable for any of the foregoing in respect of an Indemnified Party to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party.

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     9. WAIVERS BY MAKER. The Maker hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, and all lack of diligence or delays in collection or enforcement of this Note.

     10. TRANSFERS AND ASSIGNMENTS. This Note may not be assigned by the Maker and any purported assignment shall be null and void. The Holder may not transfer this Note without the consent of the Maker; PROVIDED that the Holder may transfer this Note to any affiliate without the Maker's consent; PROVIDED, FURTHER that the Maker shall not be required to pay a greater amount under the second sentence of Section 2(b), as a result of such a transfer to an affiliate without the Maker's consent, than the Maker would have been required to pay under the second sentence of Section 2(b) in the absence of such a transfer. Following any transfer of this Note, the transferee shall be deemed to be the "Holder" hereunder. "AFFILIATE" means any person or legal entity directly or indirectly controlling, controlled by or under common control with such specified person or legal entity.

     11. VALIDITY. If any part of this Note is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect as far as possible. No provision of this Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by law.

     12. NOTICES. All notices, consents, request, demands, offers, and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered properly given and received when personally delivered to the Maker or when sent by facsimile or by overnight courier, or four (4) business days after being sent by certified mail, return receipt requested, in a sealed envelope, with postage prepaid, addressed to: Unisphere Networks, Inc., One Executive Drive, Chelmsford, MA, 01824, Attn: James A. Dolce, Jr., Tel. (978) 848-0300, Fax (978) 848-0399; PROVIDED that any notice sent by facsimile shall be promptly followed by a copy of such notice sent by mail or overnight courier in the manner described herein.

     13. AMENDMENTS AND WAIVERS. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Maker and the Holder.

     14. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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         SUBMISSION TO JURISDICTION. The Maker hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, with respect to any action, suit or proceeding brought against it arising out of or relating to this Note and the transactions contemplated hereby. The Maker hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                                         Unisphere Networks, Inc.


                                         By: /s/ Mark Nasiff
                                             -----------------------------------
                                             Name: Mark Nasiff
                                             Title: Vice President of Finance
                                                    and Administration


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